                                                                     EXHIBIT 3.3




                                     BYLAWS


                                       of


                         DONNA KARAN INTERNATIONAL INC.

                                                                     Exhibit 3.3

                         DONNA KARAN INTERNATIONAL INC.

                             A Delaware Corporation


                                     BYLAWS



                                   ARTICLE I

                                  Stockholders


          Section 1.1  Annual Meeting.

          An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may properly come before it in accordance with Section 1.9 hereof shall be held each year only upon call of the person or persons designated in the Certificate of Incorporation, at such date, time, and place, either within or without the State of Delaware, as may be stated in the notice.

          Section 1.2  Special Meetings.

          Subject to the rights of holders of any series of preferred stock, special meetings of stockholders for any purpose or purposes may be held at any time only upon call of the person or persons designated in the Certificate of Incorporation, at such date, time, and place, either within or without the State of Delaware, as may be stated in the notice.

          Section 1.3  Notice of Meetings.

          Written notice of duly called stockholders meetings, stating the place, date, and hour thereof shall be given by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the additional purpose or purposes for which the meeting is called. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.


          Section 1.4  Quorum.

          Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in
Section 1.5 of these Bylaws until a quorum shall attend.

          Section 1.5  Adjournment.

          Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.6  Organization.

          The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman of the Board, or in their absence one of the following officers, the Chief Executive Officer or a Co-Chief Executive Officer, the President, or a Vice President, shall call to order meetings of stockholders, and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Co-Chief Executive Officers, the President, and all Vice Presidents.

          The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

          Section 1.7  Voting.

          Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

          Section 1.8  Proxy Representation.

          Each stockholder entitled to vote at any meeting of stockholders, or to express consent to or dissent from corporate action in writing without a meeting, may authorize another person to act for him or her by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

          Section 1.9 Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.9, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in the Certificate of Incorporation and this Section 1.9. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation within the time periods specified in Rule 14a-8(a)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made,
(c) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in this Section 1.9 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if (s)he should so determine, (s)he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.9, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as the Certificate of Incorporation, with respect to the matters set forth in this Section 1.9.

                                  ARTICLE II

                              BOARD OF DIRECTORS


          Section 2.1  Number and Term of Office.

          The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The initial number of directors which shall constitute the whole Board of Directors shall be nine; provided, however, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors with the consent of the Takihyo Group (as defined in the Stockholders' Agreement between the Corporation and certain stockholders dated as of May __, 1996 (the "Stockholders' Agreement")) and the Karan/Weiss Group (as defined in the Stockholders' Agreement), which consent shall be required only if the Takihyo Group or the Karan/Weiss Group, as the case may be, is entitled to designate one or more members of the Board of Directors pursuant to the Stockholders' Agreement. No decrease in the number of directors may shorten the term of any incumbent director. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV and the Certificate of Incorporation) until the next succeeding annual meeting of stockholders and until his or her respective successor has been elected and qualified.

          Section 2.2  Nomination, Classification, Election, and Term.

          The nomination, classification, election, and term of directors shall be governed by the Certificate of Incorporation.

          Section 2.3  Chairman and Vice Chairman of the Board.

          The directors may elect a Chairman and a Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be executive officers of the Corporation and shall be subject to the control of and may be removed by the Board of Directors.


          Section 2.4  Meetings.

          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, a Co-Chief Executive Officer, or by a majority of the directors then in office.

          Section 2.5  Notice of Special Meetings.

          The Secretary, or in the absence of the Secretary, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least seven days before the meeting, or by telecopy, telegram, cable, radiogram, or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

          Section 2.6  Quorum and Organization of Meetings.


          A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the Vice Chairman, the Chief Executive Officer or a Co-Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.7  Committees.

          The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not (s)he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation's Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

          Section 2.8  Action Without Meeting.

          Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent in writing to the adoption, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

          Section 2.9  Telephone Meetings.

          Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          Section 2.10  Gabrielle Studio, Inc.

          Donna Karan, Stephan Weiss and members of their immediate family, if then serving as a director of the Corporation, shall not participate in any vote taken by the Board of Directors with respect to actions to be taken by the Corporation regarding its transactions with Gabrielle Studio, Inc. or its successors or assigns ("Studio"). The foregoing prohibition shall include, but not be limited to, any proposed amendment to, forfeiture of, or waiver or enforcement of rights or obligations under, the License Agreement between the Corporation and Studio.

                              ARTICLE III

                               Officers


          Section 3.1  Executive Officers.

          The executive officers of the Corporation shall consist of a Chief Executive Officer or Co-Chief Executive Officers, a President, a Secretary, a Chief Financial Officer, and if deemed necessary, expedient, or desirable, a Chairman of the Board, a Vice Chairman of the Board, and one or more Executive Vice Presidents, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including one or more Senior Vice Presidents, one or more other Vice Presidents, a Controller, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

          Section 3.2  Chairman of the Board.

          The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. The Chairman of the Board shall also be the Chief Executive Officer of the Corporation, unless another person is so designated by the Board of Directors.

          Section 3.3  Vice Chairman of the Board.

          The Vice Chairman of the Board shall, at the request, or in the absence or disability, of the Chairman of the Board, perform the duties and exercise the powers of such office.

          Section 3.4  Chief Executive Officer.

          The Chief Executive Officer of the Corporation shall have general supervision of the business, affairs and property of the Corporation, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Board of Directors may from time to time designate one or more persons as Co-Chief Executive Officer. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman.

          Section 3.5  President.

          The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, or any duly authorized committee of directors, and the Chairman of the Board and the Chief Executive Officer, and subject to any contractual restriction, shall have general supervision of the operations of the Corporation. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors. The President shall, at the request or in the absence or disability of the

Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer.

          Section 3.6  Chief Designer.

          The Chief Designer shall have ultimate responsibility, and ultimate creative and artistic control, over all items produced by the Corporation and any of its subsidiaries and licensees (to the extent permitted in the Corporation's license agreements with such licensees), including with respect to the design, presentation, advertising, marketing, sublicensing and other exploitation of such products and brands. The Board of Directors may from time to time designate more than one person as Co-Chief Designer.

          Section 3.7  Vice Presidents.

          Each vice president shall have such powers and duties as the Board or the President assigns to him.

          Section 3.8  Chief Financial Officer.

          The Chief Financial Officer of the Corporation shall be in charge of the corporation's books and accounts. Subject to the control of the Board,
(s)he shall have such other powers and duties as the Board or the president assigns to him.

          Section 3.9  Secretary.

          The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, and shall have such other powers and duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the chairman of the meeting.

                              ARTICLE IV

                     Resignations, Removals, And Vacancies



          Section 4.1  Resignations.

          Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time or upon the occurrence of an event specified therein or, if no such time or event is specified therein, then upon receipt thereof. Unless otherwise provided in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.2  Removals.

          The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

          The removal of any director or the entire Board of Directors shall be governed by the Certificate of Incorporation.



          Section 4.3  Vacancies.


          The filling of newly-created directorships and vacancies in the Board of Directors shall be governed by the Certificate of Incorporation.

                              ARTICLE V

                            Capital Stock


          Section 5.1  Stock Certificates.

          The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Each certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or by the Chief Executive Officer or a Co-Chief Executive Officer or the President and by the Chief Financial Officer or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if (s)he were such officer, transfer agent, or registrar at the date of issue.

          Section 5.2  Transfer of Shares.

          Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

          Section 5.3  Fixing Record Date.

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


          Section 5.4  Lost Certificates.


          The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

          Section 5.5  Regulations.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                                 Miscellaneous


          Section 6.1  Corporate Seal.

          The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

          Section 6.2  Fiscal Year.

          The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


          Section 6.3  Notices and Waivers Thereof.



          Whenever any notice is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telecopy, telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telecopy, telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

          Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 6.4  Stock of Other Corporations or Other Interests.

          Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the Chief Executive Officer or a Co-Chief Executive Officer, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the Chairman of the Board shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or a Co-Chief Executive Officer, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                              ARTICLE VII

                              Amendments


        Subject to the provisions of the Delaware General Corporation Law, the power to adopt, amend, or repeal the Bylaws of the Corporation shall be as provided in the Certificate of Incorporation.